                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant [X]

    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

    [ ] Preliminary Proxy Statement

    [ ] Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))

    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Strayer Education, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             Strayer Education, Inc.
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

    Payment of Filing Fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

--------------------------------------------------------------------------------

                             STRAYER EDUCATION, INC.
                           1025 FIFTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20005
                                 (202) 408-2424

Dear Fellow Stockholder:

    You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Strayer Education, Inc., (the "Corporation"), to be held at 9:00 a.m. local time on May 1, 2002, at the Ritz Carlton Hotel, Pentagon City, 1250 South Hayes Street, in Arlington, Virginia.

    At this year's meeting, you will vote on (i) the election of five out of eleven directors, (ii) the ratification of the appointment of PricewaterhouseCoopers LLC as the Corporation's independent auditors and (iii) any other matters that may properly come before the meeting. We have attached a notice of meeting and a proxy statement that contain more information about these items and the meeting.

    Your vote is important. We encourage you to sign and return your proxy before the meeting so that your shares will be represented and voted at the meeting even if you cannot attend in person.

    We look forward to seeing you at the 2002 Annual Meeting of Stockholders.

                                       Sincerely,

                                       /s/ ROBERT S. SILBERMAN

                                           ROBERT S. SILBERMAN
                                           President and Chief Executive Officer

April 1, 2002

                             STRAYER EDUCATION, INC.
                           1025 FIFTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20005
                                 (202) 408-2424

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The 2002 Annual Meeting of Stockholders of Strayer Education, Inc. (the "Corporation"), will be held at the Ritz Carlton Hotel, Pentagon City, 1250 South Hayes Street, in Arlington, Virginia, on May 1, 2002, at 9:00 a.m. for the following purposes:

         1. To elect five out of eleven directors to the Board of Directors to serve for a term of one year and until their respective successors are elected and qualified.

         2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent public accountants for the Corporation.

         3. To consider and act upon such other business as may properly come before the meeting.

    THIS NOTICE IS BEING SENT TO COMMON STOCKHOLDERS OF RECORD AS OF MARCH 22, 2002. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

                                     By Order of the Board of Directors

                                    /S/ STEVEN A. MCARTHUR

                                    STEVEN A. MCARTHUR
                                    Secretary

Washington, D.C.
April 1, 2002

                            STRAYER EDUCATION, INC.
                          1025 FIFTEENTH STREET, N.W.
                            WASHINGTON, D.C. 20005
                                (202) 408-2424

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 1, 2002

    This Proxy Statement is furnished on or about April 1, 2002, to holders of the common stock of Strayer Education, Inc. (the "Corporation"), 1025 Fifteenth Street, N.W., Washington, D.C. 20005, in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the 2002 Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held at 9:00 a.m. local time on May 1, 2002, at the Ritz Carlton Hotel, Pentagon City, 1250 South Hayes Street, in Arlington, Virginia.

    The cost of soliciting proxies will be borne by the Corporation. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Corporation's common stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by the Corporation by mail or by personal interview, telephone and telegraph by officers and other management employees of the Corporation, who will receive no additional compensation for their services. The Corporation has also retained MacKenzie Partners, Inc. to provide proxy solicitation services for a fee of $5,000 plus reimbursement of its out-of-pocket expenses.

    Any stockholders giving a proxy pursuant to this solicitation may revoke it at any time prior to exercise of the proxy by giving notice of such revocation to the Secretary of the Corporation at its executive offices at 1025 Fifteenth Street, N.W., Washington, D.C. 20005, or by attending the meeting and voting in person.

    At the close of business on March 22, 2002, there were 8,352,412 shares of the common stock of the Corporation outstanding and entitled to vote at the meeting. ONLY COMMON STOCKHOLDERS OF RECORD ON MARCH 22, 2002 WILL BE ENTITLED TO VOTE AT THE MEETING, and each share will have one vote. As described beginning on page 3, the Corporation also has a class of convertible preferred stock which is, as of March 22, 2002, convertible into 5,897,495 shares of common stock and which, as a class, is currently entitled to designate six out of twelve members of the Board of Directors of the Corporation. Convertible preferred stockholders are not entitled to vote on the matters for which proxies are being solicited hereby.

                               VOTING INFORMATION

    At the Annual Meeting votes will be counted by written ballot. A majority of the shares entitled to vote will constitute a quorum for purposes of the Annual Meeting. The election of the Board of Directors' nominees for five common stock directors will require the affirmative vote of a plurality of the common shares present in person or represented by proxy and entitled to vote in the election of directors. Ratification of the appointment of the Corporation's independent auditors and approval of any other business which may properly come before the Annual Meeting, or any adjournments thereof, will require the affirmative vote of a majority of the common shares present in person or represented by proxy and entitled to vote thereon. Under Maryland law and the Corporation's Articles of Incorporation and By-laws, the aggregate number of votes entitled to be cast by all common stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote "For," "Against" or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of such matters, and the total number of votes cast "For" each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a common stockholder present in person or represented by proxy at the meeting, other than the election of directors, has the same legal effect as a vote "Against" the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently. Broker non-votes will have the effect of reducing the number of shares considered present and entitled to vote on the matter.

    A common stockholder may, with respect to the election of directors, (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy card.

    Proxies properly executed and received by the Corporation prior to the meeting and not revoked, will be voted as directed therein on all matters presented at the meeting. In the absence of specific direction from a common stockholder, proxies will be voted for the election of all named director nominees. If a proxy indicates that all or a portion of the shares represented by such proxy are not being voted with respect to a particular proposal, such non-voted shares will not be considered present and entitled to vote on such proposal, although such shares may be considered present and entitled to vote on other proposals and will count for the purpose of determining the presence of a quorum.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

         Five out of eleven sitting directors are to be elected by the holders of our common stock at the Annual Meeting. It is intended that the votes represented by the proxies will be cast for the election as directors (for a term of one year or until their successors are chosen and qualified) of the persons listed below. Each of the nominees is currently a director of the Corporation. There are six other members of our board of directors who will be elected by the purchasers of our Series A Convertible Redeemable Preferred Stock pursuant to the terms of the Corporation's Series A Convertible Redeemable Preferred Stock. The following table and text presents information as of the date of this proxy statement concerning persons nominated for election as common stock directors of the Corporation and a separate table presents information concerning the directors who are elected by the holders of our Series A Convertible Redeemable Preferred Stock, including their current membership on committees of the Board of Directors, principal occupations or affiliations during the last five years and certain other directorships held. The Corporation currently has a twelve member Board with eleven sitting members and one common stock director vacancy. The Board will conduct a nomination and review process to fill this common stock director vacancy as promptly as possible. When that vacancy is filled, the common stockholders will be entitled to elect six out of twelve members of the Board.


                       NOMINEES FOR COMMON STOCK DIRECTORS

                                                                                                 OWNERSHIP
                                                                       ------------------------------------------------------------
         NAME/TITLE             AGE         BOARD          ELECTED TO         COMMON        VESTED       UNVESTED        CONVERTIBLE
                                         COMMITTEES       STRAYER BOARD        STOCK       OPTIONS*       OPTIONS         PREFERRED
ROBERT S. SILBERMAN
PRESIDENT AND CEO                44       Executive           2001             6,000          116,667        233,333          0
of the Corporation
and Director

DR. CHARLOTTE F. BEASON          54          N/A              1996             3,450                0              0          0
Director

WILLIAM E. BROCK                 71     Compensation          2001                 0                0         10,000          0
Director

TODD A. MILANO                   49     Compensation          1996            14,924                0              0          0
Director

G. THOMAS WAITE, III             50         Audit             1996             3,128                0              0          0
Director



-----------------------------
* Or will vest within 60 days of the date of this proxy statement

ROBERT S. SILBERMAN.................   has been President and Chief Executive
                                       Officer of the Corporation since March
                                       2001. Mr. Silberman was Executive in
                                       Residence at New Mountain Capital, LLC
                                       from August 2000 to March 2001. From
                                       1995 to 2000, Mr. Silberman served as
                                       President and Chief Operating Officer
                                       (and in certain other capacities) of
                                       CalEnergy Company, Inc. From 1993 to
                                       1995, Mr. Silberman was Assistant to
                                       the Chairman and Chief Executive
                                       Officer of International Paper Company.
                                       From 1989 to 1993, Mr. Silberman served
                                       in several senior positions in the U.S.
                                       Department of Defense, including as
                                       Assistant Secretary of the Army.

DR. CHARLOTTE F. BEASON.............   has been Vice Chair of the Commission
                                       on Collegiate Nursing Education (an
                                       autonomous agency accrediting
                                       baccalaureate and graduate programs in
                                       nursing) and Program Director, Nursing
                                       Strategic Healthcare Group at the U.S.
                                       Department of Veterans Affairs since
                                       1996.

MR. WILLIAM E. BROCK ...............   is the Founder and has been Chairman of
                                       BRIDGES Learning Systems, Inc., an
                                       education services company, since 1996.
                                       From 1988 to 1995, Mr. Brock was the
                                       founder and Chairman of the Brock
                                       Group, a firm specializing in
                                       international trade, investment and
                                       human resources. From 1985 to 1987, Mr.
                                       Brock served as the Secretary of Labor.
                                       From 1981 to 1985, Mr. Brock served as
                                       the Special Trade Representative. Mr.
                                       Brock served as a Senator from the
                                       State of Tennessee from 1971 to 1981.
                                       Mr. Brock is also a Director of On
                                       Assignment, Inc., HealthExtras, Inc.
                                       and Federal Medical, Inc.

MR. TODD A. MILANO..................   has been President and Chief Executive
                                       Officer of Central Pennsylvania
                                       College since 1989.

MR. G. THOMAS WAITE, III ...........   has been Treasurer and Chief Financial
                                       Officer of the Humane Society of the
                                       United States, since 1993. In 1992, Mr.
                                       Waite was the Director of Commercial
                                       Management of The National Housing
                                       Partnership.

                INFORMATION CONCERNING PREFERRED STOCK DIRECTORS

    The following table presents information as of the date of this proxy statement concerning persons who have been elected to our Board of Directors by purchasers of our Series A Convertible Redeemable Preferred Stock. These Directors were initially elected to our Board of Directors in March 2001, except where indicated.

                                                                                                 OWNERSHIP
                                                                        ------------------------------------------------------------
         NAME/TITLE             AGE         BOARD          ELECTED TO       COMMON         VESTED       UNVESTED     CONVERTIBLE
                                         COMMITTEES       STRAYER BOARD      STOCK      OPTIONS (a)      OPTIONS      PREFERRED

STEVEN B. KLINSKY                45       Executive           2001              0             0                0       5,897,495 (b)
Director

CHARLES AYRES                    42     Executive and         2001              0             0                0       5,897,495 (b)
Director                                Compensation

DAVID A. COULTER                 54          N/A              2002              0             0                0               0
Director

GARY GENSLER                     44         Audit             2001          3,000             0           10,000               0
Director

ROBERT R. GRUSKY                 44     Executive and         2001              0             0                0               0
Director                                    Audit

J. DAVID WARGO                   48          N/A              2001              0             0                0               0
Director

--------------------------

(a) Or will vest within 60 days of the date of this proxy statement.
(b) Common Stock Equivalents. See note (a) to "Beneficial Ownership of Common Stock" table below.


MR. STEVEN B. KLINSKY ..............   is the Founder and has been Managing
                                       Member and Chief Executive Officer of
                                       New Mountain Capital, LLC since June
                                       1999. From 1987 to 1999, Mr. Klinsky
                                       was a general partner of Forstmann
                                       Little & Co., a private equity firm.
                                       Mr. Klinsky has been the non-executive
                                       Chairman of the Board of the
                                       Corporation since March 2001.

MR. CHARLES AYRES ..................   has been a Managing Director of DB
                                       Capital Partners, Inc. (the private
                                       equity arm of Deutsche Bank) and Head
                                       of DB Capital Partners U.S. since 1999.
                                       From 1991 to 1999 Mr. Ayres served as a
                                       Managing Partner at McCown DeLeeuw. Mr.
                                       Ayres currently serves on the Board of
                                       Directors of Jet Industries, Inc., New
                                       Roads, Inc., Prestige Brands
                                       International, Inc. and the Kinetics
                                       Group, Inc.

MR. DAVID A. COULTER ...............   has been Vice Chairman, J.P.
                                       Morgan Chase & Co. from December 2000 to the present. Mr. Coulter was Vice
                                       Chairman of The Chase Manhattan
                                       Corporation from July 2000 to December
                                       2000. Prior to joining Chase, Mr. Coulter led the West Coast operations of the Beacon Group, a private investment and strategic advisory firm, and prior to that Mr. Coulter served as the Chairman and Chief Executive Officer of The
                                       BankAmerica Corporation. Mr. Coulter
                                       currently serves on the Board of
                                       Directors of PG&E Corporation and
                                       MasterCard International and is a Trustee of Carnegie Mellon University.

MR. GARY GENSLER ...................   served as Under Secretary of the U.S.
                                       Department of the Treasury from 1999 to
                                       2001, and before that as Assistant
                                       Secretary of the Treasury from 1997 to
                                       1999. From 1988 to 1997, Mr. Gensler
                                       was a partner of The Goldman Sachs
                                       Group, L.P., an international
                                       investment banking firm where he served
                                       in various capacities including co-head
                                       of finance, responsible for controllers
                                       and treasury worldwide.

MR. ROBERT R. GRUSKY ...............   has been Principal of New Mountain
                                       Capital, LLC since 2000. Since 2000,
                                       Mr. Grusky has also been the managing
                                       member of the limited liability company
                                       that is the general partner of Hope
                                       Capital Partners, L.P., an investment
                                       partnership that invests primarily in
                                       public equities. From 1998 to 2000, Mr.
                                       Grusky served as President of RSL
                                       Investments Corporation. From 1985 to
                                       1997, with the exception of 1990-1991
                                       when he was on a leave of absence to
                                       serve as a White House fellow and
                                       Assistant for Special Projects to the
                                       Secretary of Defense, Mr. Grusky served
                                       in a variety of capacities, including
                                       Vice President at Goldman, Sachs & Co.,
                                       first in its Mergers & Acquisitions
                                       Department and then in its Principal
                                       Investment Area.

MR. J. DAVID WARGO .................   has been Principal of New Mountain
                                       Capital, LLC since 1999. Since 1993,
                                       Mr. Wargo has also been the President
                                       of Wargo & Company, Inc., an investment
                                       management company. From 1989 to 1992,
                                       Mr. Wargo was a Managing Director and
                                       Senior Analyst of The Putnam Companies,
                                       a Boston-based investment management
                                       company. From 1985 to 1989, Mr. Wargo
                                       was a partner and held other positions
                                       at Marble Arch Partners. Mr. Wargo is
                                       also a Director of On Command
                                       Corporation.


BOARD COMMITTEES

    The Board of Directors has established an Audit Committee, an Executive Committee and a Compensation Committee and has no nominating committee. Selection of nominees for the Board is made by the entire Board of Directors. The current Committee membership is as follows:


           EXECUTIVE             COMPENSATION                   AUDIT
         Mr. Silberman             Mr. Ayres                  Mr. Grusky
         Mr. Ayres                 Mr. Brock                  Mr. Gensler
         Mr. Grusky                Mr. Milano                 Mr. Waite
         Mr. Klinsky


    Audit Committee. For the year ended December 31, 2001, the Audit Committee was composed of Messrs. Grusky (Chair), Gensler and Waite. At various times during 2001 prior to the Corporation's recapitalization in March, Dr. Beason and former Directors Elmore and Eastham and after March, former Director Dollinger, served on the Audit Committee. The Audit Committee is currently composed of Messrs. Grusky (Chair), Gensler and Waite. The Audit Committee is responsible for reviewing the internal accounting procedures of the Corporation and the results and scope of the audit and other services provided by the Corporation's independent auditors, consulting with the Corporation's independent auditors and recommending the appointment of independent auditors to the Board of Directors. The Audit Committee met four times during the year ended December 31, 2001; each member of the Audit Committee (as it was constituted at those times) attended these meetings. The Audit Committee has adopted a written charter, and all of the members of the Audit Committee are independent, as independence is defined in Rule 4200(a)(14) of The National Association of Securities Dealers' Listing Standards. A report of the Audit Committee is included in this proxy statement.

    Compensation Committee. For the year ended December 31, 2001, the Compensation Committee was composed of Mr. Ayres (Chair), Mr. Milano and former director Roland Carey. At various times during 2001 prior to the Corporation's recapitalization in March, former director Donald Benson and, after March, Mr. Grusky, served on the Compensation Committee. The Compensation Committee is currently composed of Messrs. Ayres (Chair), Brock and Milano. The Compensation Committee, subject to the approval of the Board, has the authority and performs all of the duties related to the compensation of management of the Corporation, including determining policies and practices, changes in compensation and benefits for management, determination of employee benefits and all other matters relating to employee compensation, including matters relating to the administration of the Option Plan. The Compensation Committee met four times during the year ended December 31, 2001; all members of the Compensation Committee (as it was constituted at those times) attended these meetings.

    Executive Committee. For the year ended December 31, 2001, the Executive Committee was composed of Messrs. Silberman, Ayres, Grusky and Klinsky. At various times during 2001 prior to the Corporation's recapitalization in March, Dr. Seaton and former directors Ron K. Bailey and Stanley G. Elmore and, after March, former Director Steven K. Dollinger, served on the Executive Committee. The Executive Committee is currently composed of Messrs. Ayres, Grusky, Klinsky and Silberman. The Executive Committee has the authority to exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation in order to undertake such duties and responsibilities as the Board of Directors may authorize by resolution from time to time. The Executive Committee met five times during the year ended December 31, 2001; each member of the Executive Committee (as it was constituted at those times) attended those meetings.

ATTENDANCE AT MEETINGS

    During the year ended December 31, 2001, the Board of Directors held six (6) meetings, each of which were attended by at least seventy-five percent of the directors, as the Board was then constituted at those times.

DIRECTORS' COMPENSATION

     Directors who are employees receive no additional compensation for serving as Directors. All Directors are reimbursed for expenses incurred in connection with their attendance at Board and Committee meetings, and during the year ended December 31, 2001 non-employee Directors (who were also not affiliated with the holders of the Corporation's Series A Convertible Redeemable Preferred Stock) received $2,000 in cash compensation for each Board of Directors meeting attended. Employees of New Mountain Capital, LLC and DB Capital Partners, Inc. receive no compensation for sitting on the Corporation's Board of Directors. At the time new Directors join the Board, the Board also considers granting such directors options to purchase up to 10,000 shares of common stock.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and 10% stockholders to file reports of beneficial ownership of equity securities of the Corporation and to furnish copies of such reports to the Corporation. Based on a review of such reports, the Corporation believes that, during the fiscal year ended December 31, 2001, all such filing requirements were met except for a Form 4 filing by Dr. Stoddard for the month of April 2001 which was not made due to a clerical error, but was reflected in Dr. Stoddard's February 2002 Form 5 filing for year end 2001.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK


     The following table sets forth certain information regarding the ownership of our common stock as of March 22, 2002, by each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock, each of our directors, and all executive officers and directors as a group. The information presented in the table is based upon the most recent filings with the Securities and Exchange Commission by those persons or upon information otherwise provided by those persons to us. The percentages reflected in the table for each beneficial owner are calculated based on the number of shares of common stock outstanding on the record date plus those common stock equivalents and exerciseable options held by the applicable beneficial owner. PERCENTAGES IN THE TABLE BELOW ADD UP TO MORE THAN 100% BECAUSE CERTAIN OF THE SHAREHOLDINGS REPRESENT DUPLICATIVE ENTRIES WHEN MORE THAN ONE INDIVIDUAL OR ENTITY MUST REPORT BENEFICIAL OWNERSHIP AS TO THE SAME SHARES. SEE FOOTNOTES (A) AND (D) BELOW.

                                                                    COMMON STOCK           OPTIONS
                                                                     EQUIVALENTS          CURRENTLY
                                              COMMON STOCK          FROM PREFERRED      EXERCISABLE OR
                                              BENEFICIALLY              STOCK            EXERCISABLE                  PERCENTAGE
                                                  OWNED           BENEFICIALLY OWNED    WITHIN 60 DAYS      TOTAL        OWNED
                                                  -----           ------------------    ---------------     -----        -----
  NAME OF BENEFICIAL OWNER
  ------------------------

STOCKHOLDERS:
------------
New Mountain Partners, L.P. (a)                        0                5,897,495          1,000,000      6,897,495       45.2%
DB Capital Partners, L.P. (a)                          0                5,897,495          1,000,000      6,897,495       45.2%
Kayne Anderson Rudnick Investment(b)           1,624,569                        0                  0      1,624,569       19.5%
FMR Corp. (c)                                  1,470,400                        0                  0      1,470,400       17.6%
Ron K. and Beverly Bailey (d)                  1,000,000                        0                  0      1,000,000       12.0%


DIRECTORS:
---------
Steven B. Klinsky (a)                                  0                5,897,495          1,000,000      6,897,495       45.2%
Robert S. Silberman                                6,000                        0            116,667        122,667        1.5%
Charles Ayres (a)                                      0                5,897,495          1,000,000      6,897,495       45.2%
Dr. Charlotte F. Beason                            3,450                        0                  0          3,450          *
William E. Brock                                       0                        0                  0              0          0
David A. Coulter                                       0                        0                  0              0          0
Gary Gensler                                       3,000                        0                  0          3,000          *
Robert R. Grusky                                       0                        0                  0              0          0
Todd A. Milano                                    14,924                        0                  0         14,924          *
G. Thomas Waite, III                               3,128                        0                  0          3,128          *
J. David Wargo                                         0                        0                  0              0          0

OFFICERS:
--------
Scott W. Steffey                                   1,774                        0              83,333       85,107        1.0%
Steven A. McArthur                                 2,648                        0              41,666       44,314           *
Mark C. Brown                                      1,000                        0                   0        1,000           *
Lysa Hlavinka                                          0                        0               3,333        3,333           *
Kevin O'Reagan                                         0                        0              13,333       13,333           *
Robert Farmer                                      1,908                        0                   0        1,908           *
Dr. Donald Stoddard                                  993                        0                   0          993           *
Dr. J. Chris Toe                                      95                        0                   0           95           *
Dina West                                              0                        0                   0            0           0
All officers and directors (20 persons)           38,920                5,897,495           1,258,332    7,194,747        46.4%

-------------
* represents amounts less than 1%


(a) Based on Schedules 13D filed with the SEC dated May 15, 2001. Includes 1,000,000 shares owned by Ron K. and Beverly Bailey and their affiliated foundations, which the stockholders have the option to purchase under a currently exercisable option at $30.00 per share. Includes 4,521,413 and 1,376,082 shares of Series A Convertible Preferred Stock owned by New Mountain and DB Capital, respectively, pursuant to shareholders agreement. New Mountain's address is 712 Fifth Avenue, 23rd Floor, New York, NY 10019. New Mountain Investments, L.P. ("NMI") is New Mountain Partners' general partner and New Mountain GP, LLC (NM) is NMI's general partner. Mr. Klinsky is the sole member of NM. Mr. Klinsky disclaims beneficial ownership of the shares owned by New Mountain, except to the extent of his pecuniary interest therein. DB Capital's address is: 130 Liberty

      Street, New York, NY 10006. Mr. Ayres disclaims beneficial ownership of the shares owned by DB Capital except to the extent of his pecuniary interest therein.

(b) Based on a Schedule 13G filed with the SEC on February 13, 2002. These securities are owned by various individual and institutional investors for whom Kayne Anderson Rudnick Investment Management, LLC serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934 (the "1934 Act"), Kayne Anderson Rudnick Investment Management is deemed to be a beneficial owner of these securities; however, Kayne Anderson Rudnick Investment Management expressly disclaims that it is, in fact, the beneficial owner of these securities. The address is: 1800 Avenue of the Stars, Second Floor, Los Angeles, CA 90067.

(c) Based on a Schedule 13G filed with the SEC on February 14, 2002. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock. The interest of one person, Fidelity OTC Portfolio, an investment company registered under the Investment Company Act of 1940, in the common stock, amounted to 1,385,600 shares at August 31, 2001. The address is:
      82 Devonshire Street, Boston, MA 02109.

(d) The shares owned by Mr. and Mrs. Bailey are subject to an option to purchase granted to New Mountain Partners, L.P. and DB Capital Investors, L.P. which is currently exercisable at $30.00 per share. The Baileys' address is: c/o BFF, 550 North Reo St., Suite 300, Tampa, FL 33609-1065.

                                 COMPENSATION
EXECUTIVE COMPENSATION

    The following table sets forth annual and long-term compensation for the fiscal years ended December 31, 1999, 2000 and 2001 for services in all capacities to the Corporation of the chief executive officer and the other four highest compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                                          LONG-TERM
                                                            ANNUAL COMPENSATION                      COMPENSATION AWARDS
                                         ----------------------------------------------------------  -------------------

                                                                                                          SECURITIES
                                                                                    ALL OTHER             UNDERLYING
                  NAME AND POSITION         YEAR        SALARY       BONUS       COMPENSATION(g)        OPTIONS/SAR'S
                  -----------------         ----        ------       -----       ---------------        -------------
              Robert S. Silberman...        2001     $290,242 (a)     (a)           $ 136,575           350,000 shares
              President & CEO               2000             N/A
                                            1999             N/A

              Scott W. Steffey......        2001     $170,539 (b)     (b)           $ 92,150            250,000 shares
              Executive VP & COO            2000             N/A
                                            1999             N/A

              Steven A. McArthur....        2001     $114,569 (c)     (c)           $ 43,856            125,000 shares
              Senior VP & Gen. Counsel      2000             N/A
                                            1999             N/A

              Mark C. Brown.........        2001     $ 57,212 (d)     (d)           $ 32,303            85,000 shares
              Senior VP & CFO               2000             N/A
                                            1999             N/A

              Kevin O'Reagan........        2001     $ 92,885 (e)     (e)              $ 0              40,000 shares
              Vice President & CTO          2000             N/A
                                            1999             N/A

              Ron K. Bailey.........        2001     $ 15,054 (f)     (f)
              Former President              2000     $ 50,000                      $ 1,238(h)                N/A
                                            1999     $ 54,900                      $ 1,236(h)

-----------------

(a) Mr. Silberman joined the Company in March 2001. This salary amount reflects his annual salary of $350,000 but is prorated to reflect actual amounts paid to him since March. The Bonus column does not include a $265,000 cash bonus for the Corporation's 2001 performance against budget which was paid in the first quarter of 2002 following receipt of the Corporation's audited financial results.

(b) Mr. Steffey joined the Company in March 2001. This salary amount reflects his annual salary of $210,000 but is prorated to reflect actual amounts paid to him since March. The Bonus column does not include a $160,000 cash bonus for the Corporation's 2001 performance against budget which was paid in the first quarter of 2002 following receipt of the Corporation's audited financial results.

(c) Mr. McArthur joined the Company in May 2001. This salary amount reflects his annual salary of $175,000 but is prorated to reflect actual amounts paid to him since May. The Bonus column does not include a $135,000 cash bonus for the Corporation's 2001 performance against budget which was paid in the first quarter of 2002 following receipt of the Corporation's audited financial results.

(d) Mr. Brown joined the Company in September 2001. This salary amount reflects his annual salary of $175,000 but is prorated to reflect actual amounts paid to him since September. The Bonus column does not include a $70,000 cash bonus for the Corporation's 2001 performance against budget which was paid in the first quarter of 2002 following receipt of the Corporation's audited financial results.

(e) Mr. O'Reagan joined the Company in July 2001. This salary amount reflects his annual salary of $150,000 but is prorated to reflect actual amounts paid to him since July. The Bonus column does not include a $60,000 cash bonus for the Corporation's 2001 performance against budget which was paid in the first quarter of 2002 following receipt of the Corporation's audited financial results.

(f)   Mr. Bailey's employment as President terminated in March 2001.

(g) Other Compensation reflects reimbursement for relocation expenses and associated tax gross-up.

(h) Reflects matching contributions made by the University to the University's 401(k) plan for Mr. Bailey and premiums paid by the University for life insurance for Mr. Bailey.


OPTION GRANTS IN LAST FISCAL YEAR

The Corporation's Option Plan was adopted in July 1996 and amended by vote of the common stockholders at the May 21, 2001 Annual Meeting to increase the shares authorized for issuance under the Plan one million additional shares. The following table provides the specified information concerning options granted to the Named Executive Officers for the fiscal year ended December 31, 2001. Following the Series A Convertible Redeemable Preferred Stock investment in the Corporation by New Mountain Partners and DB Capital Partners in May 2001, the Corporation recruited a largely new Executive Officer group. Upon joining the Corporation, these new Executive Officers received initial option grants having exercise prices equal to the market price of the Corporation's stock on the grant date and which options vest in three annual increments. As these initial grants were primarily designed to retain the new senior management team, the Corporation does not anticipate granting this number of options every year. As required by SEC rules, the table sets forth the hypothetical gains that would exist for the shares subject to such options based on assumed annual compounded rates of stock price appreciation during the option term. There is no assurance that the Company's stock price would appreciate at the rate shown in this table.


                                                                                                POTENTIAL REALIZABLE VALUE
                              NUMBER OF                                                             AT ASSUMED ANNUAL
                               SHARES          PERCENT OF                                         RATES OF STOCK PRICE
                              UNDERLYING      TOTAL OPTIONS       EXERCISE                     APPRECIATION FOR OPTION TERM
                               OPTIONS         GRANTED TO        PRICE PER      EXPIRATION     ----------------------------
           NAME              GRANTED (#)      EMPLOYEES (%)     SHARE ($/sh)       DATE             5%($)         10%($)
           ----              -----------      -------------     ------------       ----        -------------  -------------
Robert. S. Silberman        350,000 (a)           38.5%           $33.6875     April 5, 2008     4,800,000      11,186,000

Scott W. Steffey            250,000 (b)           27.5%           $33.6875     April 5, 2008     3,429,000       7,990,000

Steven A. McArthur          125,000 (c)           13.7%           $33.6875     April 5, 2008     1,714,000       3,995,000

Mark C. Brown                85,000 (d)            9.3%           $47.44        July 2, 2008     1,649,000       3,836,000

Kevin O'Reagan               40,000 (e)            4.4%           $45.70        May 13, 2008       744,000       1,734,000
----------

(a)   Vesting 1/3 on April 6, 2002, 2003 and 2004

(b)   Vesting 1/3 on April 6, 2002, 2003 and 2004

(c)   Vesting 1/3 on April 6, 2002, 2003 and 2004

(d)   Vesting 1/3 on July 3, 2002, 2003 and 2004

(e)   Vesting 1/3 on May 14, 2002, 2003 and 2004

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES




                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                                  OPTIONS HELD AT             IN-THE-MONEY OPTIONS
                                                                 FISCAL YEAR END(#)          AT FISCAL YEAR END($)
                               SHARES ACQUIRED    VALUE          ------------------          ------------------------
               NAME            ON EXERCISE(#)   REALIZED($)  EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
               ----            --------------   -----------  -----------   -------------    -----------   -------------
      Robert S. Silberman             0             $ 0              0        350,000                 0        $5,261,000

      Scott W. Steffey                0             $ 0              0        250,000                 0        $3,758,000

      Steven A. McArthur              0             $ 0              0        125,000                 0        $1,879,000

      Mark C. Brown                   0             $ 0              0         85,000                 0        $  109,000

      Kevin O'Reagan                  0             $ 0              0         40,000                 0        $  121,000

      Ron K. Bailey                   0             $ 0              0              0                 0        $        0


PERFORMANCE GRAPHS

    The Corporation has revised the four company peer group used in prior proxy statements to include the seven post-secondary companies which are currently commonly grouped as industry peers by securities analysts and other industry participants. Accordingly, pursuant to SEC regulations, performance graphs for both the current and prior peer groups are presented below.

CURRENT PEER GROUP-PERFORMANCE GRAPH

     The following performance graphs compare the Corporation's cumulative stockholder return on its Common Stock since December 31, 1996 with The NASDAQ Stock Market (U.S.) Index and a self-determined peer group consisting of Apollo Group Inc. (APOL), the University of Phoenix ONLINE tracking stock (UOPX), ITT Educational Services Inc. (ESI), Devry Inc. (DV), Career Education Corporation
(CECO), Corinthian Colleges Corporation (COCO) and Education Management Company
(EDMC). At present there is no comparative index for the education industry. Although the Securities and Exchange Commission ("SEC") requires the Corporation to present such a graph for a five-year period, the Common Stock of some of the peers has been publicly traded only since certain dates noted under the graph. This graph is not deemed to be "soliciting material" or to be filed with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Act of 1934 ("1934 Act"), and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act or the Securities Exchange Act.

                COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN*
                         AMONG STRAYER EDUCATION, INC.
             THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

                COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN*


[GRAPHIC OMITTED]


                        Among Strayer Education, Inc.,

          NAME                   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
 Strayer Education, Inc.           100        215        230        129        167        318
 NASDAQ Stock Market (U.S.)        100        122        170        315        191        151
 Peer Group                        100        130        188        130        301        369

*$100 invested on 12/31/96 in stock or index-- including reinvestment of dividends fiscal year ending December 31.

NOTE: Current Peer group consists of Apollo Group Inc., Career Education Corp. (since January 1998), Corinthian Colleges, Inc. (since February 1999), DeVry Inc., Education Management Corp., and ITT Education Services Inc.


PRIOR PEER GROUP-PERFORMANCE GRAPH

    The following performance graph compares the Corporation's cumulative stockholder return on its Common Stock since December 31, 1996 with The NASDAQ Stock Market (U.S.) Index and a self-determined peer group consisting of Apollo Group Inc. (APOL), ITT Educational Services Inc. (ESI), Devry Inc. (DV), and Whitman Education Group, Inc. (WIX). At present there is no comparative index for the education industry. This graph is not deemed to be "soliciting material" or to be filed with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Act of 1934 ("1934 Act"), and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act or the Securities Exchange Act.

                COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN*
                        Among Strayer Education, Inc.,
             The NASDAQ Stock Market (U.S.) Index and a Peer Group


                                 12/31/96    12/31/97  12/31/98  12/31/99  12/31/00  12/31/01
 Strayer Education, Inc.            100        215       230       129       167       318
 NASDAQ Stock Market (U.S.)         100        122       170       315       191       151
 Past Peer Group                    100        113       151        89       170       192

*$100 invested on 12/31/96 in stock or index-- including reinvestment of dividends fiscal year ending December 31.

NOTE: Prior Peer group consisted of Apollo Group Inc., DeVry Inc., ITT Educational Services Inc., and Whitman Education Group Inc.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors has prepared the following report on the Committee's policies with respect to the compensation of Executive Officers for 2001. The Corporation's Executive Officer compensation is determined by the Compensation Committee, subject to the approval of the Board. The Compensation Committee meets from time to time during the year as may be required to address compensation and option issues associated with new Officer hires, as well as, if applicable, making option grants as long-term compensation and making other determinations or recommendations with respect to employee benefit plans and related matters, and meets at least once a year, at which time Executive Officer salaries with respect to the next fiscal year, and bonuses with respect to the completed year are determined.

    The Compensation Committee believes that compensation of the Corporation's key executives should be sufficient to attract and retain highly qualified and productive personnel and also enhance productivity and encourage and reward superior performance. It is the policy of the Corporation that the three primary components of the Corporation's total compensation package (base salary, cash bonuses and grants of stock options) will be considered in the aggregate in determining the amount of any one component. The Committee authorizes initial option grants for Executive Officers upon commencement of employment and encourages stock ownership by Executive Officers in order to more closely align their interests with stockholders. The Committee seeks to reward achievement of specific long and short-term individual and corporate performance goals by authorizing annual cash bonuses. The Compensation Committee's criteria for assessing executive performance in any year is based on meeting consolidated financial targets set by the Board against an approved budget and meeting other individual and corporate performance goals approved by the Board and the Committee's exercise of its judgment regarding the performance of Executive Officers against such goals. The Committee did not specifically use any companies in the same industry as a basis for comparison when establishing executive compensation.

During 2001, the Corporation's executive compensation generally included a base salary, cash bonus and long-term compensation in the form of stock options awarded under the Corporation's Employee Stock Option Plan. As described above, the cash bonus compensation of executives is designed to compensate executives for the Compensation Committee's assessment of superior performance against consolidated financial targets set by the Board and meritorious and diligent individual efforts, and such assessments in part, also recognize the individual Executive's level of commitment to the Corporation's long-term success. The long-term stock option grants made by the Compensation Committee are intended to align the interests of Executives and the Corporation's Stockholders and thereby to motivate Executives as equity owners to contribute at superior levels in the future and to allow them to share in increased value developed for the Corporation's Stockholders generally.

    The Corporation's President and Chief Executive Officer, has an existing employment agreement with the Corporation which has a term of approximately three years (ending December 31, 2004 unless extended). Mr. Silberman's employment agreement provides for a base salary of $350,000 per annum. Mr. Silberman is also eligible to receive a target award of at least 75% of base salary, in the form of a bonus for each of the fiscal years during which he is employed, upon meeting certain individual, corporate and financial goals annually approved by the Board. In the event of termination without cause, the employment contract also provides for the payment of three years base salary and, if such termination is in connection with a change of control, an amount equal to three times the latest annual bonus award made to him under the agreement prior to the event of termination without cause.

    At its February 13, 2002 meeting, the Compensation Committee determined to award Mr. Silberman a cash bonus of $265,000 in order to reflect Mr. Silberman's superior performance and significant accomplishments during the year based on the Corporation meeting specified consolidated financial targets approved by the Board against budget and viewed in the context of his own individual goals and the Corporation's overall performance. In addition, at the Compensation Committee's February 13, 2002 meeting, the Compensation Committee authorized salary increases and cash bonuses to other executives based on the Corporation meeting specified consolidated financial targets approved by the Board against budget and commensurate with the Compensation Committee's subjective assessment of their relative individual performance and in the context of the Corporation's overall performance.

    In reviewing Mr. Silberman's compensation, the Compensation Committee first noted the Corporation had met various annual consolidated financial targets approved by the Board against budget and also subjectively considered Mr. Silberman's significant contribution to the management of the Corporation during the year, including: managing the recapitalization of the Corporation in May and subsequently successfully implementing the operational and organizational senior management restructuring and initiating a variety of new business development, corporate sponsorship and ONLINE activities. In the Committee's view, Mr. Silberman contributed very significantly to the Corporation meeting the Board's annual consolidated financial goals and these various other achievements and accordingly, the Compensation Committee believes his overall compensation was wholly justified.

COMPENSATION DEDUCTIBILITY POLICY

    Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations, no deduction is allowed to public companies for annual compensation in excess of $1 million paid to the chief executive or any of the four other most highly compensated executive officers. However, certain compensation meeting a tax law definition of "performance-based" is generally exempt from this deduction limit. In general, the Corporation's policy is to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to the Corporation's executive officers.

                             COMPENSATION COMMITTEE:

                              CHARLES AYRES, CHAIR
                                 TODD A. MILANO
                                  ROLAND CAREY

                            Dated: February 13, 2002


OTHER COMPENSATION PLANS

The Corporation maintains a retirement plan (the "401(k) Plan") intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan is a defined contribution plan that covers all full-time employees of the Corporation of at least 21 years of age, employed by the Corporation for at least one year. Employees may contribute up to 10% of their annual wages (subject to an annual limit prescribed by the Internal Revenue Code) as pretax, salary deferral contributions. The Corporation, in its discretion, matches employee contributions up to a current maximum authorized amount under the plan of 2% of annual wages. The Corporation also maintains an Employee Stock Purchase Plan (the "Employee Purchase Plan"). The purpose of the Employee Purchase Plan is to enable eligible full-time employees of the Corporation, through payroll deductions, to purchase shares of our Common Stock at a 10% discount from the prevailing market price from time to time. The Employee Purchase Plan is administered by the Compensation Committee and had approximately 100 employee participants in 2001.

                            AUDIT COMMITTEE REPORT

     The Audit Committee of the Strayer Education, Inc. Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors and approved by shareholders at the May 21, 2001 annual meeting. The Audit Committee is currently composed of Messrs. Grusky (Chair), Gensler and Waite. Under the Audit Committee Charter (a copy of which was attached to last year's proxy statement and is available from the Corporation's Secretary) the Committee performs a variety of tasks, including recommending to the Board of Directors the selection of the Corporation's independent accountants, reviewing the Corporation's accounting policies and reviewing the Corporation's unaudited quarterly earnings releases and periodic filings with the Securities and Exchange Commission that include financial statements.

    The management of the Corporation is responsible for the Corporation's internal controls and financial reporting process. PricewaterhouseCoopers LLP, the Corporation's independent accountants, are responsible for performing an independent audit of the Corporation's financial statements in accordance with generally accepted auditing standards and to provide a report thereon. The Committee's responsibility is to monitor and oversee these processes.

    In connection with this responsibility, during 2001 the Committee met and held discussions with management and the independent accountants four times. Management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the consolidated financial statements with management and, independently with PricewaterhouseCoopers. The Committee also discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

    The Committee has received from PricewaterhouseCoopers the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers its independence.

    Based upon the review and discussions referred to above, the Committee, consisting of the members for fiscal year ended December 31, 2001, recommended to the Board of Directors that the audited financial statements for the year 2001 be included in the Corporation's annual report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission. In its report to the Board on the 2001 financial statements, the Audit Committee noted that (i) the Corporation's accounting policies were described as conservative by management and independently by the independent auditors; (ii) the Corporation had no off balance sheet entities or unusual related party transactions; (iii) there were no disagreements regarding any year-end adjustments between management and the independent auditors; and (iv) the Committee had asked and received satisfactory answers to the four key questions Warren Buffet, as reported in Fortune Magazine, recommended audit committees ask independent auditors: (1) If the auditors were solely responsible for preparation of the company's financial statements, would they have been done differently, in either material or nonmaterial ways? If differently, the auditor should explain both management's argument and his own. (2) If the auditor were an investor would he have received the information essential to understanding the company's financial performance during the reporting period? (3) Is the company following the same internal audit procedure the auditor would if he were CEO? (4) If not, what are the differences and why?

                               AUDIT COMMITTEE:

                            ROBERT R. GRUSKY, CHAIR
                                 GARY GENSLER
                             G. THOMAS WAITE, III

                           Dated: February 13, 2002

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

    In April 2001, the Corporation entered into an employment agreement with Mr. Silberman. The employment agreement provides for an initial three-year term, expiring on December 31, 2004, but is automatically extended for an additional year commencing on January 1, 2002 and each January 1 thereafter, unless the Corporation or Mr. Silberman has given written notice by September 30 of the immediately preceding year that it or Mr. Silberman, as the case may be, does not wish to extend the term of the agreement. For his services, Mr. Silberman is entitled to receive an annual salary of $350,000 plus a performance bonus based on his overall performance.

    In the event that Mr. Silberman is terminated by the Corporation without cause, he is entitled to receive a lump-sum payment of any earned but unpaid salary, bonus and benefits, plus an amount equal to three times his base salary and, in the event of a termination upon a change in control of the Corporation, three times his latest bonus actually paid. The agreement also contains covenants restricting Mr. Silberman from competing with the Company for three years after his termination of employment and requires Mr. Silberman to keep confidential the Corporation's proprietary information.


CERTAIN TRANSACTIONS WITH FORMER MANAGEMENT

    Purchase and Lease of Certain Campus Facilities. As of December 31, 2001 the Corporation had long-term operating leases for fourteen of its various campus and other administrative locations (excluding two leases expiring in 2002). The rents on these leases are all at market rates. Of these fourteen locations, four of the campuses, including the Washington, D.C. campus and three of the Virginia campuses, were in 2001 leased from corporations which were wholly-owned by Mr. Bailey, the Corporation's former President and Chief Executive Officer and former majority stockholder. Rent paid to Mr. Bailey under these operating leases (involving a total of 92,100 square feet) for the year ended December 31, 2001 totaled $1,946,000. In February 2002, the Corporation acquired for cash the Washington D.C., Manassas, Virginia and Woodbridge, Virginia campuses from investment partnerships and trusts in which Mr. Bailey and his family held interests for an aggregate payment of $12 million. These three campuses had 74,600 combined total square feet and a 2001 aggregate annual rent of $1,626,000. The Company believes this transaction was on terms at least as favorable to the Corporation as terms reached on an arm's length transaction. The Corporation currently believes that the one remaining campus lease with Mr. Bailey which expires in 2006 is on terms at least as favorable to the Corporation as terms reached in an arm's length transaction.

                                  PROPOSAL 2

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has appointed the accounting firm of PricewaterhouseCoopers LLP to serve as the Corporation's independent public accountants for the fiscal year ending December 31, 2002. PricewaterhouseCoopers has acted as the Corporation's independent public accountants for the fiscal year ended December 31, 2001. Representatives of PricewaterhouseCoopers are expected to be present at the stockholders' meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions. The ratification of the appointment of PricewaterhouseCoopers requires the approval of a majority of the votes cast at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

    Audit Fees. PricewaterhouseCoopers billed the Corporation $120,492 for professional services rendered for the audit of our annual financial statements for the year 2001 and the review procedures of the financial statements included in our Forms 10-Q for the year 2001.

    Financial Information Systems Design and Implementation Fees.
PricewaterhouseCoopers did not perform any financial information systems design or implementation services for us during the year 2001.

    All Other Fees. PricewaterhouseCoopers billed us $127,050 for all other professional services rendered for the year 2001, which includes $102,500 related to the sale of our Series A Convertible Redeemable Preferred Stock to New Mountain Partners L.P. and DB Capital Investors, L.P. and the related tender offer, $21,450 related to tax advisory services, and $3,100 related to S-8 filings.

    The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

STOCKHOLDER PROPOSALS

    All stockholder proposals intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Corporation no later than December 2, 2002 and must otherwise comply with rules of the SEC for inclusion in the Corporation's proxy statement and form of proxy relating to the meeting.

    SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Corporation's proxy statement with respect to discretionary voting. The discretionary voting deadline for the Corporation's 2003 Annual Meeting is February 15, 2003. If a stockholder gives notice of such a proposal after the discretionary voting deadline, the Corporation's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Corporation's 2003 Annual Meeting of Stockholders.


OTHER MATTERS

    The Corporation knows of no other matters to be presented for action at the Annual Meeting other than those mentioned above. However, if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.